Exhibit 10.16

AMENDED AND RESTATED CAPITALIZATION AGREEMENT

This Amended and Restated Capitalization Agreement (this “Agreement”) is entered into as of the 9th day of January, 2007 (the “Effective Date”), by and between Rawhide Management, LLC (the “Investor”) and Illini Bio Energy, LLC, a limited liability company (the “Company”) (separately referred herein as a “Party” and collectively as the “Parties”) to evidence their mutual agreement to capitalize the Company for the purpose hereinafter set forth.

RECITALS

WHEREAS, the Company has been formed for the purpose of developing an ethanol plant (the “Project”);

WHEREAS, the Company desires to obtain additional funds to enable it to promote, develop and construct the Project;

WHEREAS, the Company may conduct a SEC registered public offering (“Offering”) of Company’s capital LLC Units (“Units”) and if such Offering becomes effective, Investor desires to purchase sufficient Units to provide Investor with at least 51% of the total outstanding post-offering Units on a fully diluted basis (as defined hereafter), and to the extent any remaining Units offered during Offering are not purchased by other investors, Investor shall purchase such Units as offered to Investor by the Board of Directors of the Company (“Board”) up to the maximum Units offered in the Offering that remain unsold prior to the close of the Offering;

WHEREAS, the Parties desire to amend and restate in its entirety that certain Capitalization Agreement executed on October 11, 2006 to substitute the name of  Rawhide Management, LLC as the Investor to reflect the assignment of the Capitalization Agreement executed on October 11, 2006 to that entity and also to set forth in this Agreement the terms and conditions under which the Investor shall invest in the Company and under which the Company shall accept such investment.

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements as hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree to incorporate the above recitals as part of this Agreement and amend and restate in its entirety the Capitalization Agreement executed on October 11, 2006 as follows;

1.                                       Sale and Purchase of Units. Subject to the terms and conditions hereof and in reliance upon the representations and warranties, and the accomplishment and completion of the undertakings set forth herein, within ten (10) business days following the date of the effective date of Company’s Form SB-2, Registration Statement under the Securities Act of 1933 (“SB-2”) (said date being referred to hereafter as “Subscription Date”),

Investor shall have the option to subscribe to and purchase Class A Units having at a minimum an aggregate offering value of $45,900,000.00 (“Investment”), and if Investor so subscribes by the Subscription Date, Company agrees to accept such investment.  For purposes of this Agreement, “fully diluted basis” includes all Units outstanding and all existing warrants and future warrants issued in connection with bridge financing that may be obtained by the Company at a future date.  Notwithstanding the foregoing, if the Board elects to close the Offering prior to selling the maximum number of Units permitted to be sold in the Offering and Investor’s investment referred to above represents more than 51% of the total Units of the Company on a fully diluted basis, then Investor agrees that Board shall have the right, but not the obligation, to refund a portion of Investor’s subscription so as to cause Investor to own no more than 51% of the total Units of the Company on a fully diluted basis following such refund, and Investor agrees to accept such refund. In the event Investor subscribes to and purchases the Units described in paragraph 1 hereof, Company and investor understand and agree that Investor (including any successors and assigns) shall be entitled to one seat on the Board.

2.                                       Investor Commitment to Purchase Remaining Unsold Units.  In the event Investor subscribes to and purchases the Units described in paragraph 1 hereof, Investor hereby agrees to further subscribe and purchase such Units that remain unsold in the Offering, as determined in the sole discretion of the Board, up to the maximum of the Units that remain unsold in the Offering as of the day prior to the closing of the subscription period for said Offering at the stated price in the Offering. Company agrees that the maximum number of Units to be offered in the Offering shall not exceed $90,000,000.00 without the express written consent of Investor. Nothing in the paragraph shall be construed as preventing Company from selling the Units that remain unsold after Investor’s investment described in paragraph 1 hereof to other investors,

3.                                       Payment of the Investment.  Concurrent with Investor’s execution of and delivery to Company of the Subscription Agreements (as defined hereafter) as required by the Offering documents, Investor shall pay 10% of the Investment in cash into the Company’s escrow account and sign a promissory note and security agreement for 90% of the balance of the Investment.  Investor acknowledges (and the security agreement shall reflect) that notwithstanding any other provision of the escrow agreement to the contrary, in the event Investor defaults in payment of the promissory note, Company shall, in addition to exercising ay other remedies available to Company under law or equity, including specific performance, be entitled to retain said 10% deposited into Company’s escrow account as liquidated damages, which investor hereby agrees to be fair and reasonable. For purposes of this Agreement, Subscription Agreements shall mean the subscription agreement and the signature page of the Company’s limited liability company operating agreement, a copy of which is attached hereto as Exhibit A. Once the Investor has executed the Subscription Agreements, the Investor will not be able to withdraw funds from escrow, sell or transfer its Units or otherwise cancel its subscription.

4.                                       Tag-Along Agreement.  In the event Investor subscribes to and purchases the Units described in paragraph 1 hereof, Investor hereby agrees to be subject to the following provisions:

(i)                                     If Investor, or any successors and assigns to Investor’s Units, or Investor and any group of other Members who own collectively a majority of all Units (for purposes of this Section 9.12, a “SELLING MEMBER”) proposes to effect any Transfer (including a Transfer (as defined in the Company’s operating agreement) of more than 50% control of Investor, or its successors and assigns) resulting in one or more Persons owning directly or indirectly Units representing morn than fifty percent (50%) of the Units, whether in one transaction or in a series of related transactions, then such Selling Member(s) shall give written notice (a “TAG-ALONG NOTICE”) to each Other Member (defined as a member of the Company who is not a Selling Member) setting forth in reasonable detail the terms and conditions of such proposed Transfer, including the proposed amount and form of consideration, terms and conditions of payment and a summary of any other material terms pertaining to the Transfer. In the event that the terms and/or conditions set forth in the Tag-Along Notice are thereafter amended in any respect, the Selling Member(s) shall give written notice (an “AMENDED TAG-ALONG NOTICE”) of the amended terms and conditions of the proposed Transfer to each Other Member. The Selling Member(s) shall provide additional information with respect to the proposed Transfer as reasonably requested by the Other Member.

(ii)                                  The Other Members shall have the right, exercisable upon written notice to the Selling Member(s) within twenty (20) days after receipt of any Tag-Along Notice, or, if later, within seven (7) days of such receipt of the most recent Amended Tag-Along Notice, to participate in the proposed Transfer by the Selling Member(s) to the proposed purchaser (the “TAG-ALONG TRANSFEREE”) on the terms and conditions set forth in such Tag-Along Notice or the most recent Amended Tag-Along Notice, as the case may be (such participation rights being hereinafter referred to as “TAG-ALONG RIGHTS”). Any Other Member that has not notified the Selling Member(s) of its intent to exercise Tag-Along Rights within twenty (20) days of receipt of a Tag-Along Notice (or, if applicable, within seven (7) days of receipt of an Amended Tag-Along Notice) shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the Transfer contemplated by such Notice. Each Other Member may participate with respect to the Units owned by such Party in an amount equal to the product obtained by multiplying (i) the aggregate number of Units owned by such Other Member on the date of the Transfer by (ii) a fraction, the numerator of which is equal to the number of Units proposed to be Transferred by the Selling Member(s) and the denominator of which is the aggregate number of Units owned by the Selling Member(s) and any other participating Other Members. If one or more Other Members hereunder elect not to include the maximum number of Units in a proposed Transfer, the participating Members (including the Selling Member) may sell in the proposed Transfer a number of additional Units owned by any of them equal to their pro rata portion of the number of Units eligible to be included in the proposed Transfer and not so elected to be included (the “ELIGIBLE

UNITS”), based on the relative number of Units then held by each such Member, and such additional Units which any such Member(s) propose to sell shall not be included in any calculation made pursuant to the second sentence of this paragraph(b) for the purpose of determining the number of Units which the Member will be permitted to include in a proposed Transfer.

(iii)                               At the closing of the Transfer to any Tag-Along Transferee pursuant to this Section, the Tag-Along Transferee shall remit to each Selling Member the consideration for the Units of such Selling Member sold pursuant hereto against delivery by such Selling Member of certificates (if any) or other instruments evidencing such Units, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Units as may be reasonably requested by the Tag-Along Transferee and the Company, with all transfer taxes paid and stamps affixed. Additionally, each Member shall comply with any other conditions to closing generally applicable to such Selling Member(s) and all Other Members selling Units in such transaction, The consummation of such proposed Transfer shall be subject to the sole discretion of the Selling Member(s), who shall have no liability or obligation whatsoever to any Other Members participating therein other than to obtain for such Other Members the same terms and conditions as those set forth in the Tag-Along Notice or any Amended Tag-Along Notice.  Each Other Member shall receive the same amount and form of consideration received by the Selling Member per each Unit. To the extent that the Members ere to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Members and all Other Members selling Units in a transaction under this Section shall do so severally and not jointly (and on a pro rata basis in accordance with their Units being sold), and their respective potential liability thereunder shall not exceed the proceeds received.

(iv)                              The Tag-Along provisions contained in this paragraph 4 shall be binding on the Selling Member’s or Selling Members’ successors and assigns and such successors and assigns shall comply with the requirements of the provisions contained in this paragraph 4 regardless of whether Tag-Along rights were previously exercised in connection with the Transfer of Units to the successor or assignee Selling Member or Selling Members.  Each Other Member shall be a third party beneficiary of the rights and obligations of the Parties under this paragraph 4 and the Parties agree that as such, each Other Member shall have the right to enforce the rights and obligations of the Parties under this paragraph 4. If the Board elects to present a resolution to the members of the Company to amend Company’s operating agreement to include the Tag-Along provisions that is substantially the same as the Tag-Along provision of this paragraph 4, Investor agrees to vote to approve such amendment.

5.                                       Conditions to Company’s Obligations.  Company shall be under no obligation to accept Investor’s subscription as contemplated by this Agreement unless on or prior to the Subscription Date, Investor has performed all of its agreements and undertakings hereunder on or prior to that time, and the following additional conditions have been fulfilled:

(a)                                  The Investor is duly authorized to subscribe to and purchase such Units;

(b)                                 There are no actions, suits, or, proceedings pending or, to the knowledge of the Investor, threatened against the Investor, its properties or its assets in any court or before any governmental or administrative agency that could have a material or adverse effect on the Project or on the financial condition of the Company, and the Company is not in default under any order, judgment or decree of any court or governmental or administrative agency.

(c)                                  Investor has provided to Company’s Board a full disclosure as to the identity of all persons having a direct or indirect record or beneficial interest in Investor, whether by the holding of securities, by agreement., by the attributes of corporate or entity governance or otherwise.

(d)                                 A written representation is received by Company from Investor that neither this Agreement nor the transactions, investments and transfers of funds contemplated by this Agreement will violate, or cause any person or entity having a direct or indirect interest in this Agreement, in such transactions, investments or transfers or in any party to this Agreement to violate any laws, rules or regulations of the United States or the State of Illinois, including, without limitation, the U.S. Patriot Act, applicable banking laws and regulations and other laws and regulations relating to commerce, investments and securities.

(e)                                  A written representation is received by Company from Investor that is in good standing with the state of its organization and that Investor is not an “Investment Company” as defined by the Investment Company Act of 1940.

6.                                       Future Initial Public Offering.  In the event that the Company, the Investor or any direct or indirect owner or affiliate of Investor proposes to offer its equity securities to the public, or in the event that the Investor or any direct or indirect owner or affiliate of Investor proposes to offer to the public equity securities of another entity which is directly or indirectly engaged in the production of ethanol (“Liquidity Event”), investor agrees to include, or cause to be included, in such offering the Company or the outstanding equity securities (including derivatives) of the Company in a manner which would permit the holders of the outstanding equity securities of the Company, at their option, to participate in such offering on a basis which would provide such holders the right to sell, exchange or otherwise transfer or liquidate their interest in the Company on a pro-rata or other equitable basis with other participates in such offering. In the event that the foregoing offering includes equity securities offered on behalf of the issuer to provide funding for the operation or expansion of the issuer’s business and equity securities offered by or on behalf of selling equity holders, the obligation of the issuer to include equity securities held by the holders of outstanding equity securities of the Company in such offering shall be subject to the good faith judgment of the managing underwriter for such offering provided that such holders are not treated differently, on a pro rata or other equitable basis, from other selling equity holders in that regard. Additionally, if Investor causes such Liquidity Event to occur, Investor agrees to take all steps necessary immediately prior to the effective date of the merger or consolidation to permit the acceleration of the exercise date of any outstanding warrants held by Members so that a Member holding such a warrant may immediately exercise such warrant. The covenants contained in this paragraph 6 shall survive the Investment by Investor contemplated herein and shall survive delivery of, and payment for, the Units.

7.                                       Expenses.  Except as expressly provided herein, the Company and the Investor agree to bear their own costs and expenses (including the expense of their attorneys, accountants and other representatives) in connection with performance of their respective obligations hereunder.

8,                                       Termination. This Agreement and the Parties respective obligations hereunder shall terminate in the event that Investor fails to subscribe to the Units as contemplated in paragraph 1 herein by 5:00 p.m. on the Subscription Date.

9.                                       Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Illinois and the exclusive venue for any lawsuit arising out of or related to this Agreement shall be in Sangamon County Circuit Court or the U.S. District Court for the Central District of Illinois, Springfield Division.

10.                                 Assignment.  Investor shall have the right to assign this Agreement and its rights and obligations hereunder prior to the Subscription Date to an Affiliate (as defined in Company’s Operating Agreement) of Investor or any one entity in which Investor has an interest, (but in no event to more than one Affiliate, entity or person) without the consent of Company, provided that such assignment and the investment in the Company provided herein shall not be in violation of, or result in any violation of, any SEC rules or regulations and that Investor provides Company a written opinion of Investor’s legal counsel to such effect. With respect to all other assignments, including an assignment after the Subscription Date, neither Party shall have the right to assign neither this Agreement nor any interest of any Party herein without the other Party’s prior written consent.

11.                                 Successors and Assigns. This Agreement inures to the benefit of, and is binding upon, Investor and Company, and their respective heirs, representatives, successors, assigns, and controlling persons, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations except as expressly permitted in paragraph 10 hereof. Any successor or assignee of Investor shall be subject to all of the obligations and representations of Investor contained herein and such successor or assignee shall execute any agreement or undertaking reasonably requested by the

Company to document its consent to be bound by the Agreement.

12.                                 Headings.  Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision.

13.                                 Waiver.  No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

14.                                 Notice.  All notices under this Agreement must be in writing addressed to the person at the address specified herein, or at an address changed in this manner.

15.                                 Entire Agreement.  This Agreement sets forth the entire agreement of the Parties with respect to the subject matter hereof and shall not be amended or modified except by written instrument signed by all Parties.

16.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the Parties and delivered to the other Party,

17.                                 Time is of the Essence.  With respect to all provisions of this Agreement, time is of the essence.  However, if the Subscription Date or the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, then, and in such event, the Subscription Date or such period shall be extended so that the Subscription Date or the last day of such period falls on the next day which is not a Saturday, Sunday or legal holiday.

18.                                 No Broker Involvement.  No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Investor (including any assignee of Investor) in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such person or entity is entitled to any fee, payment, commission or other consideration with respect thereto as a result of any arrangement made by the Investor.

19.                                 Specific Performance/Injunctive Relief.  Investor agrees that any breach of this Agreement, including the provisions of paragraphs 4 and 6, will result in irreparable harm, directly or indirectly, to Company, and that there is no adequate remedy at law.  In the event of a breach by Investor, Company and each Other Member shall have available to it all remedies provided by law or equity, including, but not limited to, specific performance and permanent injunctive relief to restrain Investor from continuing to violate this Agreement.

20.                                 Severability Clause.  It Is the desire, intent and agreement of Investor and Company that the covenants of and restrictions placed on Investor by this agreement be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of this agreement shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is made.

21.                                 Name Rights.  Investor agrees it shall not take any action to prevent the assignment by the Company of the name “Illini Bio-Energy”, or any related logo or trademark, to any person or entity, regardless of whether or not such person or entity is an Affiliate or member of the Company.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

Illini Bio-Energy, LLC

By:	/S/ ERNEST D. MOODY
Its: Chairman

INVESTOR:

Rawhide Management, LLC

By:	/S/ JOHN T. PORTER
Its: Chairman